Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. of our report dated March 2, 2015, with respect to the consolidated financial statements and schedules of Ashford Hospitality Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

June 21, 2017